Exhibit 10.5

Restricted Stock

__________________

Name of Employee

BJ’S WHOLESALE CLUB, INC.

1997 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

BJ’s Wholesale Club, Inc.

Natick, MA 01760

Attention: Treasurer

Dear Sir:

I acknowledge receipt of (i) a Notification of Grant (the “Award”) to me of Restricted Stock of BJ’s Wholesale Club, Inc. (the “Company”) dated [date]; (ii) a copy of the BJ’s Wholesale Club, Inc. 1997 Stock Incentive Plan (the “1997 Plan”); and (iii) a copy of a Prospectus describing the 1997 Plan, and (iv) a copy of the Company’s [most recent] Annual Report.

In consideration of the Award, I hereby agree with the Company as follows:

1. During the period of time that any of the shares granted under the Award are restricted as set forth in the Award, and thereafter, if an event requiring me to forfeit said shares to BJ’s Wholesale Club, Inc. shall have occurred, the shares of Common Stock acquired by me pursuant to this Restricted Stock Award Agreement shall not be sold, transferred, pledged or otherwise disposed of except as specifically provided in this Agreement.

2. In the event of termination of my employment, I or my legal representative shall immediately forfeit and deliver to the Company all restricted shares. In the event my employment is terminated and I nevertheless fail or refuse to deliver such restricted shares to the Company, I agree that such restricted shares shall nevertheless be deemed to have been forfeited pursuant to the 1997 Plan and all my rights as a shareholder with respect to such restricted shares shall terminate.

3. All stock certificates evidencing shares of Common Stock of the Company issued pursuant to the Award and this Agreement shall bear a restrictive legend as follows:

THE REGISTERED OWNER OF THE SHARES OF COMMON STOCK REPRESENTED BY THE WITHIN CERTIFICATE HAS AGREED NOT TO SELL, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF SUCH SHARES EXCEPT AS SPECIFICALLY PROVIDED IN THE RESTRICTED STOCK AWARD AGREEMENT EXECUTED IN CONNECTION WITH THE ACQUISITION OF SAID SHARES, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY. UNDER CERTAIN CONDITIONS SET FORTH IN SAID AGREEMENT, THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE IS OBLIGATED TO OFFER SUCH SHARES TO THE COMPANY FOR FORFEITURE. THE FOREGOING RESTRICTIONS SHALL LAPSE AS TO SHARES NOT SO FORFEITED, AT THE TIMES AND IN THE MANNER PROVIDED IN THE AGREEMENT.

4. I understand that the shares of Common Stock acquired pursuant to this Restricted Stock Award Agreement may be evidenced by several certificates, one certificate for each year with respect to which restrictions will lapse as provided in the Award. Each certificate evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of all restrictions.

5. I understand that the Company has on file with the Securities and Exchange Commission an effective Registration Statement under the Securities Act of 1933. I understand that once shares have become free of restrictions, new certificates will be issued by the Company’s Transfer Agent without the legend provided for in Section 3 hereof, and that I will be free to sell the shares of Common Stock evidenced by such certificates, subject to applicable requirements of federal and state securities laws.

Very truly yours,

Restricted Stock

__________________

Name of Employee

BJ’S WHOLESALE CLUB, INC.

1997 STOCK INCENTIVE PLAN

Notification of Grant

This is to advise you that the Executive Compensation Committee of BJ’s Wholesale Club, Inc. (the “Company”) has voted to grant you, effective [date], [number] (number) restricted shares of Common Stock of the Company pursuant to the 1997 Stock Incentive Plan (the “1997 Plan”). Enclosed is a copy of the 1997 Plan and a copy of the prospectus describing the 1997 Plan. The restrictions on the shares acquired by you under the grant will lapse as to [number] shares on [specify date] subject to your continued employment by the Company or its Subsidiaries; provided, however, that upon the occurrence of a Change of Control (as defined in the 1997 Plan) while you are so employed, all such restrictions shall automatically be deemed waived.

In order to accept the shares issued pursuant to this grant, you must sign both copies of the enclosed Restricted Stock Award Agreement and return one copy to Frank Forward, Executive Vice President, Chief Financial Officer (Rt. 22).

The stock certificates evidencing your shares will be held by the Company until such time as the restrictions lapse. The certificates will initially bear a legend which makes them non-transferable for any purpose. You will not be able to sell, pledge, make a gift, or otherwise dispose of the certificates bearing this legend. On the date upon which restrictions lapse or upon a Change of Control (as defined in the 1997 Plan) before all shares have become free of restrictions (assuming in either case that you are then an employee of the Company or a Subsidiary), you will be entitled to receive a new certificate, not bearing any legend, for the number of shares that have become free of restrictions.

Sincerely,

President and CEO

[date]